UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2008

SK3 GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delware (State or Other Jurisdiction of Incorporation)	000-30919 (Commission File Number)	98-6218467 (I.R.S. EmployerIdentification Number)

110 East Broward Boulevard
Suite 1700
FT. Lauderdale, Fl 33301

(Address of principal executive offices) (zip code)

954-315-3818

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2008, Sajid Kapadia resigned as chief executive officer, chief financial officer secretary and director of SK3 Group, Inc. (the “Company”), effective immediately.  There was no disagreement or dispute between Mr. Kapadia and the Company which led to his resignation.

On June 27, 2008, the Board of Directors of the Company appointed Amit Sankhala as chief executive officer, chief financial officer and secretary of the Company. There were no understandings or arrangements between Mr. Sankhala and any other person pursuant to which Mr. Sankhala was selected as an executive officer. Mr. Sankhala does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  Mr. Sankhala had not entered into any oral or written compensatory arrangement with the Company.  Mr. Sankhala was chief executive officer, chief financial officer and secretary of the Company from December 2004 until April 16, 2007 and from April 15, 2008 until May 5, 2008.  Mr. Sankhala has been a director since December 2004.

On August 6, 2008, Mr. Sankhala resigned as chief executive officer, chief financial officer secretary and on August 7th, 2008 he resigned as director of the Company.  There was no disagreement or dispute between Mr. Kapadia and the Company which led to his resignation.

On August 6, 2008, the Board of Directors of the Company appointed Ira Frohman as a member of the Board of the Directors and as President, Secretary and Treasurer.  There are no understandings or arrangements between Mr. Frohman and any other person pursuant to which Mr. Frohman was selected as an executive officer. Mr. Frohman does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.   As of the date of this Current Report on Form 8-K, Mr. Frohman has not entered into any oral or written compensatory arrangement with the Company.

Since 2001, Mr. Frohman has been general manager and a sales representative for Secure Windows & Doors.  Mr. Frohman received a Bachelor of Science degree from Florida International University.

(I do not know how to address the dissolution of the mergers. Could you please put the language together on that)

SK3 Group, Inc. has completed the issuance of 200,000 shares of its common stock to JP Turner & Company, Inc. as per the “Financial Representative Agreement with JP Turner & Company, LLC” dated April 27, 2007. This agreement was accepted and executed by former director and CEO, Sajid Kapadia. This issuance fulfills all obligations to JP Turner for their Investment Banking assistance and introductions to funders as identified in their agreement, in the best efforts private placement to complete the mergers as identified in prior filed Forms 8K.

The company will remain active in the distribution and sale of prepaid telecommunications products throughout the Eastern United States.

As part of his resignation Mr. Sankhala has agreed to forgive any prior cash compensation for services rendered in the amount of $10,000 and has agreed to retain 100% ownership of the British Columbia subsidiary, CTT Holdings Ltd. Upon his departure. The company has also indemnified Mr. Sankhala for all his actions while he was a director and officer of the company.

The company has changed its corporate address to:  110 East Broward Boulevard
Suite 1700 FT. Lauderdale, Fl 33301

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SK3 GROUP, INC.

Dated:  August  12, 2008

By: /s/IRA FROHMAN

      Ira Frohman

      Chief Executive Officer